                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

            Name                                              Jurisdiction of Organization
            ----                                              ----------------------------
Bell Microproducts Canada Inc.                                         California
Bell Microproducts Canada--Tenex Data ULC                              Nova Scotia
Bell Microproducts--Future Tech, Inc.                                   California
Don Bell Microproducts Chile, S.A.                                       Chile
Bell Microproducts do Brasil, Ltda.                                      Brazil
Bell Microproducts Limited                                           United Kingdom
Ideal Hardware Limited                                               United Kingdom
Ideal Hardware (Europe) Limited                                      United Kingdom
Logical Online Limited                                               United Kingdom
Unifund Limited                                                      United Kingdom
Ideal UniSolve Limited                                               United Kingdom
Rorke Data, Inc.                                                       Minnesota
Rorke Data Europe Holding B.V.                                        Netherlands
Rorke Data Europe B.V.                                                Netherlands
Rorke Data Europe Realty B.V.                                         Netherlands
Rorke Data Italy s.r.l.                                                  Italy
Bell Microproducts Europe Inc.                                         California
Bell Microproducts Europe Limited                                    United Kingdom